Exhibit 99.3

News Release

MagnaChip Announces Proposed $65 Million Private Offering of Exchangeable Senior Notes and Stock Repurchase

SEOUL, South Korea and SAN JOSE, Calif., Jan, 10, 2017 —MagnaChip Semiconductor Corporation (NYSE: MX) (the “Company,” and together with its subsidiaries, “MagnaChip”), announced today the proposed offering by its wholly-owned subsidiary, MagnaChip Semiconductor S.A., of $65 million aggregate principal amount of Exchangeable Senior Notes due 2021 (the “Notes”) through a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. MagnaChip expects to grant the initial purchasers of the Notes a 30-day option to purchase up to an additional $9.75 million aggregate principal amount of the Notes on the same terms and conditions.

The Notes will be exchangeable, subject to certain conditions, into common stock of the Company. The interest rate, exchange rate and other terms of the Notes will be determined by negotiations between MagnaChip and the initial purchasers of the Notes.

MagnaChip plans to use the net proceeds from the offering of the Notes (i) for its anticipated cost reduction program to be implemented during the first half of 2017 (approximately $30-40 million), (ii) for capital expenditures (approximately $15-20 million), (iii) to repurchase common stock as part of its stock repurchase program described below (up to $10 million) and (iv) for general corporate purposes.

The Board of Directors of the Company also authorized a stock repurchase program.

This notice does not constitute an offer to sell or a solicitation of an offer to buy any security. Any offers of the Notes will be made only by means of a private offering memorandum. The Notes and the Company’s common stock issuable upon exchange of the Notes, if any, have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold absent registration or an applicable exemption from registration requirements.

About MagnaChip Semiconductor Corporation

MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer, communication, industrial and computing applications. The Company’s Display Solutions, Power Solutions, and Foundry Services Groups provide a broad range of standard products and manufacturing services to customers worldwide.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our future operating and financial performance. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on February 22, 2016 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

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CONTACTS:

In the United States: Bruce Entin Entin Consulting Tel. +1-408-625-1262 Investor.relations@magnachip.com	In Korea: Chankeun Park Director of Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

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